Exhibit 99.1

B&G Foods Announces Fourth Quarter and Fiscal 2006 Financial Results

Parsippany, N.J., March 8, 2007—B&G Foods, Inc. (AMEX: BGF), a manufacturer and distributor of high-quality, shelf-stable foods, today announced financial results for the thirteen and fifty-two weeks ended December 30, 2006.

Financial Results for the Fourth Quarter

Net sales for the thirteen weeks ended December 30, 2006 (fourth quarter of 2006) increased 8.3% to $111.2 million from $102.7 million for the thirteen weeks ended December 31, 2005 (fourth quarter of 2005).  The Ortega food service dispensing pouch and dipping cup acquisition completed in December 2005 and the Grandma’s molasses acquisition completed in January 2006 combined, accounted for $6.0 million of the net sales increase.  Gross profit for the fourth quarter of 2006 increased 12.2% to $28.6 million from $25.5 million in the fourth quarter of 2005.  Adjusted gross profit increased 10.9% to $28.6 million for the fourth quarter of 2006, from $25.8 million in the fourth quarter of 2005.  Adjusted gross profit excludes a restructuring charge of $0.3 million incurred in the fourth quarter of 2005 related to the closing of B&G Foods’ New Iberia, Louisiana manufacturing facility.  Operating income increased 5.3% to $14.0 million for the fourth quarter of 2006, from $13.3 million in the fourth quarter of 2005.  During the fourth quarter of 2005, operating income was negatively impacted by $0.3 million as a result of the restructuring charge described above.

Net income was $2.9 million for the fourth quarter of 2006 compared to $1.7 million for the fourth quarter of 2005.  Earnings per share of Class A common stock increased to $0.16 in the fourth quarter of 2006 from $0.12 in the fourth quarter of 2005 and loss per share of Class B common stock for the fourth quarter of 2006 was $0.05 compared to $0.09 in the fourth quarter of 2005.

For the fourth quarter of 2006, EBITDA (see “About Non-GAAP Financial Measures” below) increased 7.3% to $16.1 million from $15.0 million for the fourth quarter of 2005.  Adjusted EBITDA for the fourth quarter of 2005, which excludes the restructuring charge, was $15.3 million.  There were no adjustments to EBITDA for the fourth quarter of 2006.

David L. Wenner, Chief Executive Officer of B&G Foods, stated, “Throughout fiscal 2006, we recorded consistent top and bottom line gains while effectively managing our business through various cost increases.  Last year’s results were driven both by our internal growth initiatives and by acquisitions, and we anticipate that our recently completed Cream of Wheat acquisition will be similarly beneficial to B&G Foods going forward.  We are pleased with our accomplishments and believe our robust portfolio of brands leaves us very well positioned to continue executing our strategies in fiscal 2007 and beyond.”

Financial Results for Fiscal 2006

Net sales for the fifty-two weeks ended December 30, 2006 (fiscal 2006) increased 8.4% to $411.3 million from $379.3 million in the fifty-two weeks ended December 31, 2005 (fiscal 2005).  The Ortega food service dispensing pouch and dipping cup acquisition and the Grandma’s molasses acquisition combined, accounted for $20.2 million of the net sales increase, and a temporary co-packing arrangement accounted for $3.0 million of the net sales increase.  Gross profit for fiscal 2006 increased 10.4% to $114.3 million from $103.5 million in fiscal 2005.  Adjusted gross profit increased 6.5% to $114.3 million for fiscal 2006, from $107.3 million in fiscal 2005.  Adjusted gross profit excludes a restructuring charge of $3.8 million incurred in fiscal 2005 related to the closing of the New Iberia manufacturing facility.  Operating income increased 10.9% to $61.0 million during fiscal 2006, compared to $55.0 million in fiscal 2005.  Operating income for fiscal 2005 was negatively impacted by $3.8 million as a result of the fiscal 2005 restructuring charge.  Operating income for fiscal 2006 was positively impacted by $0.5 million as a result of the gain on the sale of the New Iberia manufacturing facility.

Net income was $11.6 million for fiscal 2006 compared to $8.0 million for fiscal 2005.  Earnings per share of Class A common stock increased to $0.65 for fiscal 2006 from $0.53 for fiscal 2005 and loss per share of Class B common stock decreased to $0.20 for fiscal 2006 from $0.33 for fiscal 2005.

EBITDA for fiscal 2006 increased 11.5% to $69.0 from $61.9 million in fiscal 2005.  Adjusted EBITDA for fiscal 2005, which excludes the fiscal 2005 restructuring charge, was $65.8 million.  There were no adjustments to EBITDA for fiscal 2006.

Recent Events

On February 25, 2007, B&G Foods completed the purchase of the Cream of Wheat and Cream of Rice brands from Kraft Foods Global, Inc., for the previously announced price of $200 million in cash, subject to a post-closing adjustment for inventory at the closing date.  B&G Foods used the proceeds of an additional $205 million of term loan borrowings under its newly amended and restated credit facility to fund the acquisition and pay related transaction fees and expenses.

Introduced in 1893, Cream of Wheat is among the leading brands, and one of the most trusted and widely recognized brands, of hot cereals sold in the United States.  The Cream of Wheat and Cream of Rice brands generated net sales of approximately $60 million in 2006.  Cream of Wheat is available in original 10-minute, 2 ½-minute and one-minute versions, and also in instant packets of original and other flavors, including Apples ‘n Cinnamon, Maple Brown Sugar and Strawberries ‘n Cream.  Cream of Wheat and Cream of Rice are distributed nationally in various retail and food service channels.

Conference Call

B&G Foods will hold a webcast and conference call at 4:30 pm ET today, March 8, 2007.  The call will be webcast live over the Internet from the Investor Relations section of B&G Foods’ website at www.bgfoods.com under “Investor Relations—Company Overview.”  Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast.  The call can also be accessed live over the phone by dialing (800) 819-9193 or for international callers by dialing (913) 981- 4911.

A replay of the call will be available one hour after the call and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the password is 8244662. The replay will be available from March 8, 2007 through March 15, 2007.

About Non-GAAP Financial Measures

Certain disclosures in this press release include “non-GAAP (Generally Accepted Accounting Principles) financial measures.”  A non-GAAP financial measure is defined as a numerical measure of B&G Foods’ financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in B&G Foods’ consolidated balance sheets and related consolidated statements of operations, changes in stockholders’ equity and comprehensive income and cash flows.  B&G Foods presents EBITDA (net income before net interest expense, income taxes, depreciation and amortization) and adjusted EBITDA (EBITDA as adjusted for restructuring charges incurred in fiscal 2005) because B&G Foods believes they are useful indicators of its historical debt capacity and ability to service debt.  B&G Foods also presents this discussion of EBITDA and adjusted EBITDA because covenants in the indenture governing its senior notes, its credit facility and the indenture governing its senior subordinated notes contain ratios based on these measures.

A reconciliation of EBITDA and adjusted EBITDA with the most directly comparable GAAP measure is included below for the thirteen and fifty-two weeks ended December 30, 2006 and December 31, 2005, along with the components of EBITDA and adjusted EBITDA.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable foods across the United States, Canada and Puerto Rico.  B&G Foods’ products include hot cereals, jams, jellies and fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles and peppers and other specialty food products.  B&G Foods competes in the retail grocery, food service, specialty store, private label, club and mass merchandiser channels of distribution.  Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Brer Rabbit, Cream of Rice, Cream of Wheat, Emeril’s, Grandma’s Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, San Del, Ac’cent Sa-Son, Trappey’s, Underwood, Vermont Maid and Wright’s.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission.

Contacts:

Investor Relations: ICR, Inc. Don Duffy 866-211-8151	Media Relations: ICR, Inc. John Flanagan 203-682-8222

B&G FOODS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets
(Dollars in thousands, except per share data)

	December 30, 2006	December 31, 2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,626	$25,429
Trade accounts receivable, less allowance for doubtful accounts and discounts of $568 in 2006 and $556 in 2005, respectively	31,090	31,869
Inventories	78,269	85,530
Prepaid expenses	3,246	3,249
Assets held for sale	—	750
Income tax receivable	516	618
Deferred income taxes	2,574	3,381
Total current assets	145,321	150,826

Property, plant and equipment, net	40,269	40,190
Goodwill	198,076	189,028
Trademarks	200,220	194,264
Customer relationship intangibles, net	14,369	—
Net deferred financing costs and other assets	17,950	19,867
Total assets	$616,205	$594,175

Liabilities and Stockholders’ Equity

Current liabilities:
Trade accounts payable	21,520	26,337
Accrued expenses	16,520	16,413
Dividends payable	4,240	4,240
Total current liabilities	42,280	46,990

Long-term debt	430,800	405,800
Other liabilities	4,972	245
Deferred income taxes	62,666	57,866
Total liabilities	540,718	510,901

Stockholders’ equity:
Preferred stock, $0.01 par value per share. Authorized 1,000,000 shares; no shares issued and outstanding at December 30, 2006 and December 31, 2005	—	—
Class A common stock, $0.01 par value per share. Authorized 100,000,000 shares; issued and outstanding 20,000,000 shares at December 30, 2006 and December 31, 2005	200	200
Class B common stock, $0.01 par value per share. Authorized 25,000,000 shares; issued and outstanding 7,556,443 shares at December 30, 2006 and December 31, 2005	76	76
Additional paid-in capital	119,152	136,112
Accumulated other comprehensive loss	(1,904)	(57)
Accumulated deficit	(42,037)	(53,057)
Total stockholders’ equity	75,487	83,274
Total liabilities and stockholders’ equity	$616,205	$594,175

B&G FOODS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations
(Dollars in thousands, except per share data)

	Thirteen Weeks Ended		Fifty-two Weeks Ended
	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005
	(Unaudited)		(Unaudited)

Net sales	$111,207	$102,719	$411,306	$379,262
Cost of goods sold	82,576	76,932	297,053	271,929
Cost of goods sold—restructuring charge	—	295	—	3,839
Gross profit	28,631	25,492	114,253	103,494

Operating expenses:
Sales, marketing and distribution expenses	11,812	10,298	45,343	41,522
General and administrative expenses	2,632	1,941	7,688	6,965
Gain on sale of property, plant and equipment	—	—	(525)	—
Amortization expense—customer relationships	189	—	731	—
Operating income	13,998	13,253	61,016	55,007

Other expenses:
Interest expense, net	10,685	10,447	43,481	41,767
Income before income tax expense	3,313	2,806	17,535	13,240
Income tax expense	444	1,155	5,962	5,235
Net income	$2,869	$1,651	$11,573	$8,005

Earnings per share calculations:
Net income per common share:
Basic and diluted distributed earnings:
Class A common stock	$0.21	$0.21	$0.85	$0.85
Basic and diluted earnings (loss) per share:
Class A common stock	$0.16	$0.12	$0.65	$0.53
Class B common stock	$(0.05)	$(0.09)	$(0.20)	$(0.33)

Reconciliation of EBITDA and Adjusted EBITDA to Net Cash Provided by Operating Activities (dollars in thousands).

	Thirteen Weeks Ended		Fifty-two Weeks Ended
	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005
	(Unaudited)		(Unaudited)

Net income	$2,869	$1,651	$11,573	$8,005
Income tax expense	444	1,155	5,962	5,235
Interest expense, net	10,685	10,447	43,481	41,767
Depreciation and amortization	2,121	1,783	7,984	6,912
EBITDA (1)	16,119	15,036	69,000	61,919
Cost of goods sold—restructuring charge (2)	—	295	—	3,839
Adjusted EBITDA (1)	16,119	15,331	69,000	65,758
Income tax expense	(444)	(1,155)	(5,962)	(5,235)
Interest expense, net	(10,685)	(10,447)	(43,481)	(41,767)
Deferred income taxes	1,255	148	6,165	4,795
Amortization of deferred financing costs and bond discount	708	697	2,830	2,791
Costs relating to early extinguishment of debt	—	—	—	—
Gain on sale of property, plant and equipment (2)	—	—	(525)	—
Restructuring charge—cash portion (2)	—	(176)	—	(769)
Changes in assets and liabilities, net of effects of business combination	7,642	6,599	4,744	(3,050)
Net cash provided by operating activities	$14,595	$10,997	$32,771	$22,523

(1)             We define EBITDA as net income before net interest expense, income taxes, depreciation and amortization.  We define adjusted EBITDA as EBITDA as adjusted for restructuring charges incurred in fiscal 2005.  We believe that the most directly comparable GAAP financial measure to EBITDA and adjusted EBITDA is net cash provided by operating activities.  We present EBITDA and adjusted EBITDA because we believe they are useful indicators of our historical debt capacity and ability to service debt.  We also present this discussion of EBITDA and adjusted EBITDA because covenants in our credit facility and the indentures governing the senior notes and the senior subordinated notes contain ratios based on these measures. EBITDA and adjusted EBITDA are not substitutes for operating income or net income, as determined in accordance with generally accepted accounting principles.  EBITDA and adjusted EBITDA are not complete net cash flow measures because EBITDA and adjusted EBITDA are measures of liquidity that do not include reductions for cash payments for an entity’s obligation to service its debt, fund its working capital, capital expenditures and acquisitions, if any, and pay its income taxes and dividends, if any, and in the case of adjusted EBITDA, cash used to restructure operations.  Rather, EBITDA and adjusted EBITDA are two potential indicators of an entity’s ability to fund these cash requirements.  EBITDA and adjusted EBITDA also are not complete measures of an entity’s profitability because they do not include costs and expenses for depreciation and amortization, interest and related expenses and income taxes and in the case of adjusted EBITDA, the cost to restructure operations.  EBITDA and adjusted EBITDA, as we define them, may differ from similarly named measures used by other entities.

(2)             On July 1, 2005, we closed our New Iberia, Louisiana, manufacturing facility as part of our ongoing efforts to improve our production capacity utilization, productivity, and operating efficiencies and lower our overall costs.  In fiscal 2005, we recorded a charge of $3.8 million, of which $0.3 million was recorded during the fourth quarter of 2005.  The charge associated with the plant closing included a cash charge for employee compensation and other costs of $0.8 million and a non-cash charge for the impairment of property, plant, equipment and inventory of $3.0 million.  We sold the New Iberia, Louisiana, manufacturing facility on July 9, 2006 and recognized a gain of $0.5 million on the sale.